BYLAWS OF

BLACK UNICORN FACTORY INC.

ARTICLE I: OFFICES

1.1Registered Office: The registered office and registered agent shall be as set forth in the Articles of Incorporation or as otherwise designated by the Board of Directors in compliance with applicable law.

1.2Other Offices: The Corporation may maintain offices and places of business at such locations as the Board may determine.

ARTICLE II: SHAREHOLDER MEETINGS

2.1Annual Meetings: Shall be held on the first Saturday of May each year, or such other time as the Board determines. Business includes election of directors and other corporate matters.

2.2Special Meetings: May be called by the President, the Board, or holders of 20% or more of voting shares.

2.3Notice: Written notice must be delivered at least 10 and no more than 50 days in advance.

2.4Ǫuorum: A majority of shares entitled to vote, present in person or by proxy, constitutes a quorum.

2.5Voting: Shareholders may vote in person or by written proxy. All actions require a majority unless otherwise specified by law or these Bylaws.

2.6Record Date: Set by the Board, no more than 50 and no less than 10 days before a meeting.

ARTICLE III: STOCK

3.1Certificates and Book-Entry: Stock may be certificated or uncertificated. Transfer is valid only when recorded in corporate records.

3.2Transfer Agent: The Board shall appoint a registered transfer agent (e.g., Colonial Stock Transfer Co.).

3.3Lost Certificates: May be replaced upon satisfactory evidence and indemnity.

3.4Fractional Shares: May be issued or handled as determined by the Board.

ARTICLE IV: BOARD OF DIRECTORS

4.1Powers: The Board manages all corporate affairs.

4.2Number and Ǫualifications: The Board shall consist of no fewer than three (3) and no more than seven (7) directors. Directors are not required to be shareholders.

4.3Committees: As required by NASDAǪ Rule 5605, the Board shall maintain: - An Audit Committee composed entirely of independent directors - A Compensation Committee composed entirely of independent directors - A Nominating and Governance Committee composed of a majority of independent directors

4.4Meetings: May be held at any location or virtually, with or without notice.

4.5Ǫuorum and Voting: A majority of directors constitutes a quorum. Majority vote of present directors is required for actions.

4.6Written Consent and Telephonic Meetings: Permitted for Board actions.

4.7Vacancies: May be filled by majority of remaining directors.

4.8Remuneration: Compensation may be established by Board resolution.

ARTICLE V: OFFICERS

5.1Titles: Shall include at minimum: Chief Executive Officer, President, Secretary, and Treasurer.

5.2Election and Term: Officers are elected by the Board and serve at its discretion.

5.3Duties: - CEO: Overall leadership and strategic direction - President: Operational management and board liaison - Secretary: Maintains corporate records, minutes, and notices - Treasurer: Manages financial accounts and reporting

5.4Delegation: Board may delegate officer duties as needed.

5.5Removal and Vacancies: Officers may be removed by Board at any time with or without cause.

ARTICLE VI: STOCK ISSUANCE AUTHORITY

6.1Issuance of Stock: Must be authorized by Board resolution.

6.2FMFE and Bartered Equity Programs: Equity may be issued for services or task-based contributions under Rule 701 or other applicable exemptions, subject to Board approval.

6.3Transfer Restrictions: Shares may be subject to lock-up agreements, vesting schedules, and other Board-imposed conditions.

ARTICLE VII: INDEMNIFICATION

7.1The Corporation shall indemnify directors, officers, and agents to the fullest extent permitted by law.

ARTICLE VIII: MISCELLANEOUS

8.1Fiscal Year: The fiscal year shall be determined by the Board.

8.2Corporate Seal: The use of a corporate seal is optional.

8.3Books and Records: Must be maintained as required by law, available for inspection.

ARTICLE IX: AMENDMENTS

9.1These Bylaws may be amended by: - Majority vote of shareholders entitled to vote, or - Majority of the full Board of Directors, unless shareholder approval is required by law or Articles of Incorporation.

CERTIFICATION

These Amended and Restated Bylaws were adopted by the Board of Directors of Black Unicorn Factory Inc. on November 11, 2025.

Below are the authorized digital signature placeholders for official filing:

/s/ Johnny Stewart Johnny Stewart Chairman & CEO

/s/ Terrence Stephens Terrence Stephens Director

/s/ Brent Davis Brent Davis Director